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                                                                    EXHIBIT 3.40

                                   REGULATIONS
                                       OF
                       SIEGLER. VARESKA & ASSOCIATES, INC.

                                     ITEM I

                                     SHARES

     SECTION 1.1 - CERTIFICATES. The Interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates, each of which shall bear a distinguishing number, the signature of the President or Vice President and of the Secretary, and such recitals as may be required by law. A. full record of each certificate so Issued shall be maintained. No certificate shall be issued for shares being sold by Corporation until such shares have been paid for in full.

     SECTION 1.2 - TRANSFER. Certificates shall be transferable in person or by written power of attorney, but no transfer shall be entered upon the record until the previous certificate for such shares has been surrendered to the Corporation; provided, however, that the directors shall have authority to enact such rules as they shall deem expedient, from time to time concerning the Issuance or transfer of certificates and to take such actions in specific cases as they deem proper concerning lost, destroyed, or mutilated certificates.

     SECTION 1.3 - ISSUE LIMITED TO PERSONS QUALIFIED TO PRACTICE MEDICINE. No share certificate shall be issued to any person unless and until the Secretary is satisfied that such person is duly licensed or otherwise qualified to practice medicine in the State of Ohio.

                                     ITEM II

                                  SHAREHOLDERS

     SECTION 2.1 - ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held at such time within two months before or two months after the close of the fiscal year of the Corporation as the directors determine. The meeting shall be held at the office of the Corporation or at such other location as the directors determine.

     SECTION 2.2 - SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation shall be held at such time and location as are designated in the call therefore and may be called by (a) the President, (b) the Vice President, in the event of absence, disability or death of the President, (c) the directors by action at a meeting, (d) a majority of the directors acting without meeting, or (e) person or persons who hold 25% or more of the voting shares outstanding.

     SECTION 2.3 - NOTICE OF MEETING. Written notice of every annual or special meeting "of the shareholders stating the time, location and purposes thereof shall be given, as of a record date fixed by the directors, to each shareholder entitled to vote thereat, or entitled to notice thereof as

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provided by law, by mailing such notice to the last known address of each shareholder as it appears on the records of the Corporation, or by personal delivery, not less than seven or more than sixty days prior to such meeting. A shareholder may in writing waive such, notice either before or after the meeting, and notice shall be waived by attendance at the meeting, unless lack of proper notice is alleged prior to or at the commencement of the meeting.

     SECTION 2.4 - QUORUM AND ADJOURNMENTS. The holders of voting shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum for a meeting of shareholders; provided, however, that at any meeting, regardless of whether a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn from time to time without notice other than by announcement at such meeting.

     SECTION 2.5 - VOTING. Only persons who appear as holders of voting shares on the records of the Corporation as of the close of business on the record date for such meeting, or, if no such record date shall have been fixed, at the time of the meeting, shall be entitled to vote at meetings of shareholders. Subscribers for voting shares shall have the right to vote such subscribed shares while not in default of payment therefore.

     SECTION 2.6 - PROXIES. Any shareholder may be represented at a meeting of shareholders for any purpose, including any vote to be taken thereat, by proxy appointed in writing, executed by such shareholder and delivered to the Secretary or presiding officer at or before such meeting.

     SECTION 2.7 - ORDER OF BUSINESS. The order of business at a meeting of shareholders shall be as follows, to the extent that the same is consistent with the purposes of such meeting:

     (a) Designation of a secretary for the meeting, in the event the Secretary is absent therefrom.

     (b)  Statement regarding giving of notice of meeting.

     (c)  Calling roll and filing of proxies with Secretary.

     (d)  Reading and vote on approval of previously unapproved minutes.

     (e)  Report of President and reports of other officers.

     (f)  Consideration and approval of action of officers and directors.

     (g)  Unfinished business.

     (h)  New business.

     (i)  Election of directors.

     (j)  Adjournment.

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     SECTION 2.8 - ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of shareholders may be taken, without a meeting in a written document signed by all the shareholders entitled to vote.

                                    ITEM III

                                    DIRECTORS

     SECTION 3.1 - NUMBER. The number of directors shall be four.

     SECTION 3.2 - ELECTION. At each meeting of the shareholders for the election of directors, the nominees receiving the greatest number of votes shall become the directors. Directors may be elected at any meeting of shareholders If the notice therefore states that one of the purposes of such meeting is the election of directors.

     SECTION 3.3 - TENURE OF OFFICE. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death. A director shall be deemed to have been removed from office if he is not reelected at a shareholders meeting at which the Board of Directors is elected.

     SECTION 3.4 - VACANCIES. Whenever any vacancy shall occur among the directors, the remaining directors may, by a vote of a majority of their number, fill such vacancy.

     SECTION 3.5 - MEETINGS. Meetings of the directors shall be held at such time and location in Ohio as are designated in the call therefore and may be called by (a) the President, (b) the Vice President, or (c) any two directors. Meetings of the directors may also be held at any time and location if all directors are present or file written consents to such meeting.

     SECTION 3.6 - NOTICE OF MEETINGS. Written notice of all meetings of directors stating the time and location thereof shall be given by mail, telegram or cablegram to each director at his last known address, or by personal delivery, not less than two nor more than fourteen days prior to such meeting. A director may in writing waive such notice either before or after the meeting, and notice shall be waived by attendance at the meeting, unless lack of proper notice is alleged prior to or at the commencement of the meeting.

     SECTION 3.7 - QUORUM AND ADJOURNMENTS. A majority of the directors shall constitute a quorum; provided, however, that at any meeting, regardless of whether a quorum is present, a majority of the directors present may adjourn from time to time without notice other than by announcement at such meeting.

     SECTION 3.8 - VOTING. At any meeting of the directors at which a quorum is present, all matters before the meeting, except for filling a vacancy, shall be decided by the affirmative vote of not less than a majority of the directors present.

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     SECTION 3.9 - ACTION WITHOUT A MEETING. Any action which may be taken at a.
meeting of directors may be taken without a meeting in a written document signed by all the directors.

     SECTION 3.10 - POWERS AND DUTIES. The directors shall:

     (a) Exercise the powers of the Corporation, conduct its business and affairs, and control its property.

     (b)  Elect and in their discretion remove or suspend officers.

     (c) Fix and limit the powers and duties of all officers and fix the compensation of officers and directors.

     (d) Designate a depository or depositories of funds of the Corporation and the officers or other persons who shall be authorized to sign checks, notes, drafts, and other commercial paper on behalf of the Corporation.

     (e)  Determine the fiscal year upon which the Corporation shall operate.

     (f) In their discretion adopt a seal for the Corporation, which seal shall have inscribed thereon the name of the Corporation and such other recitals as they deem, appropriate. Unless the directors shall adopt a seal, the Corporation shall have no seal.

     (g) In their discretion enact, amend or repeal such by-laws for their own government as may be consistent with the Articles of Incorporation and the Regulations.

                                     ITEM IV

                                    OFFICERS

     SECTION 4.1 - OFFICERS DESIGNATED. The officers of the Corporation shall consist of a President, two Vice Presidents, a Secretary, a Treasurer and such other officers as the directors may deem appropriate.

     SECTION 4.2 - ELECTION. The officers shall be elected by the directors. An officer need not be a director or shareholder of the Corporation. One person may hold two or more offices, but no person shall execute any document of the Corporation in more than one capacity, if such document is required by law, the Articles, the Regulations, or the By-Laws to be executed, acknowledged or certified by two or more officers.

     SECTION 4.3 - TENURE OF OFFICE. Each officer shall hold office until the first meeting of directors following the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

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     SECTION 4.4 - POWERS AND DUTIES. The following officers shall have the following powers and duties

     (a) PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision over its property, business and affairs, subject to the supervision and control of the directors. He shall preside at all meetings of shareholders and directors.

     (b) VICE PRESIDENTS. The Vice Presidents shall perform the duties of the President in the event of the absence, disability or death of the President.

     (c) SECRETARY. The Secretary shall record and maintain the minutes of all meetings of the shareholders and the directors in books provided for that purpose. He shall maintain records of the names and addresses of the shareholders of the Corporation.

     (d) TREASURER. The Treasurer shall maintain current and complete records of account, have custody of the funds of the Corporation, deposit all such funds in such depositories as the directors may designate and render to the directors, upon their request, statements of the financial condition of the Corporation.

     SECTION 4.5 - DELEGATION OF DUTIES. The directors may delegate the duties of any officer to any other officer and may require the performance of duties in addition to those mentioned herein.

                                     ITEM V

                                 INDEMNIFICATION

     Each director, officer and employee, or a former director, officer or employee, or any person who is serving or has served at the request of the Corporation as a director, officer or employee of another corporation, shall be indemnified by the Corporation against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any pending or threatened action, suit or proceedings, criminal or civil, to which he is or may be a party by reason of being or having been such director, officer or employee; provided (a) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Corporation, (b) he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Corporation, and (c) in any matter the subject of a criminal action, suit or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. The determination as to (b) and (c) and, in the absence of adjudication as to (a) by a court of competent jurisdiction, the determination as to (a) shall be made by the directors of the Corporation acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such

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action, suit or proceeding is present. Any director who is a party to or threatened with any such action, suit or proceeding shall not be qualified to vote, and, if for this reason a quorum of directors cannot be obtained to vote on such indemnification, no indemnification shall be made, unless such indemnification is approved by (a) the holders of a majority of the voting shares of the Corporation, excluding for the purposes hereof shares held or controlled by every person who is a party to or threatened with any such action, suit, or proceeding, or (b) a court of competent jurisdiction. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

                                     ITEM VI

                                   AMENDMENTS

     The Regulations may be amended, or new regulations may be enacted, (a) by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation at any meeting called for such purpose, or (b) without a meeting by the written approval of the holders of all voting shares of the Corporation In the event of amendment or the enactment by such written consent, the. Secretary of the Corporation shall mail a copy of such amendment or new regulations to each shareholder who did not participate in the approval thereof.

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                               AMERIPATH PCC, INC.

                             AMENDMENT TO THE BYLAWS

     The sole shareholder of AmeriPath PCC, Inc. (the "Corporation") adopted a resolution on November 29, 2001 that amended the Bylaws of the Corporation as follows:

     Section 3.1 is deleted in its entirety and replaced with a new Section 3.1 to read as follows:

          "SECTION 3.1 NUMBER. The number of directors shall not be fewer that one or more than five, the precise number to be fixed by resolution of the shareholders or of the Board of Directors from time to time."